UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 26, 2007, Almost Family, Inc. (the “Registrant”) completed the acquisition of the assets of all the Medicare-certified home health agencies owned and operated by Quality of Life Holdings, Inc. pursuant to an Asset Purchase Agreement dated as of October 23, 2007 (the "Agreement") among (i) the Registrant, Caretenders Visiting Services of Hernando County, LLC, Caretenders Visiting Services of Pinellas County, LLC, and Mederi Caretenders VS of Tampa, LLC, (ii) Quality of Life Holdings, Inc., Quality of Life Home Health Services, Inc., Quality of Life Home Health Services of Hillsborough, Inc., and Quality of Life Homecare of Hernando, Inc., (collectively, "Sellers"), and (iii) Michael Moses, James Heenan and Rosalind M. Heenan.

The Agreement provided for an initial purchase price of $10 million, consisting of $8 million cash and $2 million in value of Registrant common stock, i.e., 100,967 shares. Additional consideration of up to $6.9 million in cash (80%) and common stock (20%) may be paid to the Sellers contingent primarily upon the achievement of certain development targets within four years following the closing. The maximum number of shares of common stock to be issued as contingent consideration is 69,662. The per share value of all common stock issued pursuant to the Agreement is equal to the average closing price of the Registrant’s common stock as reported on Nasdaq for the 20 trading days immediately before the closing date of October 26, 2007. The cash portion of the transaction paid at closing was funded from borrowings available on the Registrant’s existing senior credit facility with JP Morgan Chase Bank, NA.

The common stock is “restricted stock” as defined in Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”). The 100,967 shares of common stock issued at the closing are subject to piggyback registration rights. The Sellers have pledged these shares of common stock to the Registrant as security for the indemnification obligations of the Sellers. The Registrant relied on an exemption from registration provided under Section 4(2) of the Securities Act, which exemption the Registrant believes is available due to the closely held nature of the Sellers’ common stock and the status of each recipient of the shares as an “accredited investor” as defined in Regulation D under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in response to Item 2.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired. The Registrant intends to file by amendment to this Form 8-K the required audited historical financial statements within 71 calendar days after the date this report has been filed.

(b)

Pro Forma Financial Information. The Registrant intends to file by amendment to this Form 8-K the pro forma financial information with respect to the transaction described in Item 2.01 within 71 calendar days after the date this report has been filed.

(d)	Exhibits.

Exhibit 10.1 -- Asset Purchase Agreement dated as of October 23, 2007 among (i) the Registrant, Caretenders Visiting Services of Hernando County, LLC, Caretenders Visiting Services of Pinellas County, LLC, and Mederi Caretenders VS of Tampa, LLC, (ii) Quality of Life Holdings, Inc., Quality of Life Home Health Services, Inc., Quality of Life Home Health Services of Hillsborough, Inc., and Quality of Life Homecare of Hernando, Inc., and (iii) Michael Moses, James Heenan and Rosalind M. Heenan, including executed copies of the following exhibits: (listed omitted schedules will be furnished supplementally to the SEC upon request):

(A)	Assignment and Assumption Agreements dated as of October 26, 2007, between various parties to the Agreement.

(B)

Confidentiality, Nonsolicitation and Noncompetition Agreement dated as of October 26, 2007 among (i) the Registrant, Caretenders Visiting Services of Hernando County, LLC, Mederi Caretenders VS of Tampa, LLC, and Caretenders Visiting Services of Pinellas County, LLC and (ii) Quality of Life Holdings, Inc., Quality of Life Home Health Services, Inc., Quality of Life Home Health Services of Hillsborough, Inc., Quality of Life Homecare of Hernando, Inc., Michael Moses, James Heenan and Rosalind M. Heenan;

(C)	Registration Rights Agreement dated October 26, 2007 between the Registrant and Quality of Life Holdings, Inc., and

(D)	Stock Pledge Agreement dated as of October 26, 2007 between the Registrant and Quality of Life Holdings, Inc.

Exhibit 10.2 -- Registration Rights Agreement dated October 26, 2007 between the Registrant and Quality of Life Holdings, Inc. (incorporated by reference to Exhibit C to Exhibit 10.1 of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2007	ALMOST FAMILY, INC.

By /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer